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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-73026) and Form S-8 (No. 333-09165, 333-49231,
333-90845, 333-51684, and 333-67982) of Genesee & Wyoming Inc. of our report dated February 13, 2004, except as to the stock split discussed in Note 22, as to which the date is March 15, 2004, relating to the financial statements, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

New York, NY
March 15, 2004